FOR IMMEDIATE RELEASE

                 LERNOUT & HAUSPIE SIGNS DEFINITIVE AGREEMENT TO
                         ACQUIRE DICTAPHONE CORPORATION

     Acquisition to Give L&H Resources to Establish Stronghold in Healthcare Solutions, Enhance Position in Call Center and Information Management Market

BURLINGTON, MASS. & IEPER, BELGIUM -- March 7, 2000 -- Lernout & Hauspie (NASDAQ: LHSP, EASDAQ: LHSP) (L&H(TM)) announced today that it has signed a definitive agreement to acquire Dictaphone Corporation of Stratford Conn., a privately held leader in dictation and telephony call center recording systems and solutions.

The acquisition of Dictaphone will build L&H's product and management resources and its customer base in the medical dictation arena and the telecommunications market. The additional assets from the acquisition should immediately establish L&H as a leader in the healthcare medical records and information management industry, expedite the launch of a separate entity dedicated to healthcare solutions and enhance and broaden L&H's offerings for telecommunications and data management.

The transaction calls for L&H to acquire all of the outstanding stock of Dictaphone for approximately 4.75 million shares of L&H Common Stock. Dictaphone is controlled by a fund managed by Stonington Partners, a New York private investment fund. Stonington has agreed to hold 2 million of the shares it will receive for a period of 2 years and has agreed to assign voting rights to these shares during this two-year period to an entity controlled by Messrs. Lernout & Hauspie. In connection with this transaction, L&H will be required to assume or refinance approximately $425 million of Dictaphone debt and other obligations. The company plans to use the purchase method to account for this acquisition.

After the replacement of the debt, L&H expects the acquisition to be accretive to its EPS (excluding goodwill). The acquisition is expected to close by approximately the end of April.

"Dictaphone had revenues of approximately $350 million for the fiscal year 1999, with EBIT of approximately $30 million. By combining the two companies we significantly add to L&H's revenue base while paying approximately 15% of our current market capitalization," stated Carl Dammekens, CFO of L&H.

Dictaphone has successfully transformed itself from a maker of stand-alone, analog recording equipment to a leader in digital dictation and call recording systems and solutions for the fast growth healthcare and telecommunications markets. Dictaphone's revenues in the past have come primarily from North America. L&H expects that going forward its own strength in Europe and Asia Pacific will help increase worldwide sales opportunities for Dictaphone solutions, and that the two companies will combine their assets to create products and services that address new market opportunities.

"As the leader in the medical dictation and patient record management market, Dictaphone Corporation gives L&H instant access to the resources to facilitate our launch of an entity dedicated to healthcare solutions. This should enable us to create an industry leading solution utilizing speech and web technology to reduce transcription costs enterprise wide and effectively manage patient information," said Gaston Bastiaens, president and CEO of L&H. "Dictaphone's call center recording and quality monitoring systems will complement L&H's existing focus on the telecommunications market and should enable us to leverage our data mining and information management technologies to create new solutions for this rapidly growing field."

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L&H To Acquire Dictaphone                                               Page 2


"We believe that tremendous synergies will be realized by combining our two companies, particularly in technology and geographic market coverage," said John Duerden, chairman, chief executive officer and president of Dictaphone. "We both share a common vision -- that voice is changing our world, creating enormous opportunities to bring effective solutions to market. This acquisition is the logical next step for Dictaphone and its customers."

"Dictaphone's name and reputation in the voice business have made it synonymous with quality dictation products," said Amy Wohl, an industry analyst who began her career by following the vendor in the late 70's. "The tremendous synergy that the integration of Dictaphone's reputation, customer base, and physical infrastructure can have with L&H's knowledge of the Internet and advanced speech technologies is astounding. Together, they will be able to offer a range of products and technologies that will quickly move the voice industry to its next stages."

Separate Entities
L&H has recently announced that it plans to create separate legal entities for its Telecommunications & Enterprise Solutions Group, Globalization and Internet Translation Group and Healthcare Solutions Group. With the acquisition of Dictaphone, it expects to form a powerful Healthcare Enterprise business group that has immediate access to Dictaphone's large customer base and the opportunity to integrate leading technologies from L&H in order to create new healthcare enterprise market solutions. At the same time, L&H is considering having this Healthcare unit set up a separate entity for Web-based healthcare market services.

Healthcare Market Strategy Furthered
L&H's intended acquisition of Dictaphone will provide it with a wide range of assets with which to further its healthcare business strategies. Dictaphone's healthcare market assets include its 5,000 medical industry customers worldwide, its 100 sales representatives, its strong national network of technical service representatives, its experienced executive management team and its broad range of solutions for medical industry dictation and data management. Dictaphone is known worldwide for its medical record workflow systems and its transcription business -- in 1999 Dictaphone had healthcare market revenues of $130 million. Its market penetration is noteworthy: according to industry analysts as many as 400,000 physicians in the U.S. use Dictaphone to dictate 100,000 hours of dictation each day for clinical record processing.

Acquisition Also Enhances Telephony Business
Dictaphone is also a leader in the communications recording business, evidenced by its 1999 revenue of more than $100 million for that sector and the industry acclaim it received for its two recently announced communications recording products. L&H plans to integrate its data and audio-mining solution with Dictaphone's leading products for telephony and call center recording and quality monitoring, thus expanding its product offerings and creating a solution that processes recorded speech to identify speakers and topics. L&H's data and audio mining technology allows organizations to more easily and quickly archive, browse and sort audio information from recorded sources such as telephone transactions.

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L&H To Acquire Dictaphone                                                Page 3

Companies are Complementary
According to L&H executives, Dictaphone's products and other resources complement L&H's existing businesses and further its strategy in a variety of other ways. Dictaphone's document creation solutions, including its digital portable hand held voice recorders, transcription job administration and document distribution offerings, are additional resources that should help L&H in the development of its enterprise healthcare solution. Dictaphone currently sells its offerings to several of L&H's key vertical markets: medical, legal, insurance, police/public safety, and corporate, giving L&H an increased customer base and sales force in those arenas. L&H's worldwide reach, particularly its European and Pacific Rim presence, will complement Dictaphone's mainly U.S. presence, avoiding duplication of sales, marketing and administrative resources.

Organizational Structure
With this acquisition L&H also has access to an experienced and professional management team that will further strengthen the companies structure. The company expects to retain the Dictaphone management team and the company's Stratford, Conn. Headquarters.

"I look forward to working with John Duerden, who is a world-class executive, and his strong management team that will allow the company to prepare for further growth opportunities." said Gaston Bastiaens, President and CEO of L&H.

About Dictaphone
Dictaphone Corporation of Stratford, Conn., is a leader in the development, manufacture, marketing, service and support of Integrated Voice and Data Management systems and software, including dictation, voice processing, record management and communications recording. Dictaphone's product offerings include Enterprise Express, a powerful dictation/transcription management software suite allowing voice to be moved anywhere on the healthcare network (LAN/WAN) or the Internet. Enterprise Express improves customer's document creation processes by uniting leading edge technologies (speech recognition, digital mobile voice recorders, server based dictation, document life cycle management, etc.).

In the recording business, Dictaphone offers a wide range of voice recording and quality monitoring systems which it markets to the public safety, financial services and call center markets, including two recent important product introductions, the da Vinci and Freedom recording systems. Dictaphone has a marketing, sales, service and support organization of more than 1,400 representatives in 171 cities in the U.S., the United Kingdom, Canada, and Germany. The company also markets worldwide through a growing number of distributors in Europe, Latin America, Asia Pacific, South Central Asia, the Middle East and Africa. Visit Dictaphone at www.Dictaphone.com.

About Lernout & Hauspie
Lernout & Hauspie (L&H) is a global leader in advanced speech and language solutions for vertical markets, computers, automobiles, telecommunications, embedded products, consumer goods and the Internet. The company is making the speech user interface (SUI) the keystone of simple, convenient interaction between humans and technology, and is using advanced translation technology to break down language barriers. The company provides a wide range of offerings, including: customized solutions for corporations; core speech technologies marketed to OEMs; end user and retail applications for continuous speech products in horizontal and vertical markets; and document creation, human and machine translation services, Internet translation offerings, and linguistic tools. L&H's products and services originate in four basic areas: automatic speech recognition (ASR), text-to-speech (TTS), digital speech and music compression (SMC) and text-to-text (translation). For more information, please visit Lernout & Hauspie on the World Wide Web at www.lhs.com or www.lhsl.com.

This Press Release contains forward-looking information, including but not limited to statements involving the financial and other contributions expected from the acquisition, L&H's development plans and L&H's plans to form a new healthcare solutions entity. There can be no assurance that actual results will not be materially different than those anticipated in these forward-looking statements. Factors that could cause actual results to materially differ from those anticipated in these forward looking statements include known and unknown risks, including those set forth below. The acquisition of Dictaphone will involve numerous risks, including the ability to refinance the Dictaphone debt on favorable terms, if at all, difficulties in the assimilation of and integration of operations, technologies and products of Dictaphone, and the potential loss of customers and key employees. Moreover, consummation of the acquisition is subject to certain conditions. As a result there can be no assurance that the expected acquisition will be consummated on the terms described herein, if at all. The forward looking statements contained herein are also subject to the significant known and unknown risks and uncertainties generally applicable to L&H's business, including uncertainty of new product development, the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, early stage of development of the speech and medical information technology market, the company's ability to manage its growth and changing business, the retention of key technical and other personnel, currency and other risks related to international operations, rapid technological change and intense competition, as well as other risks set forth in L&H's filings with the Securities and Exchange Commission. L&H cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. L&H expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the L&H's expectations or any change in events, conditions or circumstance on which any such statement is based.

                                       ###
L&H Contact Info:
Worldwide PR/IR:            Ellen Spooren, Lernout & Hauspie, (781) 203-5344,
                            espooren@lhsl.com
Corporate Comm. US:         Audrey Pobre, Lernout & Hauspie, (781) 203-5341,
                            apobre@lhsl.com
Corporate Comm Europe       Ron Schuermans, L&H, (32) 57-2295-24,
                            ron.schuermans@lhs.be
Investor Contact Europe:    Annemieke Blondeel, Lommaert & Blondeel Consultants,
                            (44) 1322-520-180, a.blondeel@dial.pipex.com
Corporate Comm AP:          Geraldine Kan, Lernout & Hauspie, (65) 799-8956,
                            geraldine.kan@lhsl.com.sg